Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Amendment No. 1 to the Registration Statement of Tevogen Bio Holdings Inc. (f/k/a Semper Paratus Acquisition Corporation) on Form S-1 (File No. 333-280414) of our report dated April 26, 2024, which includes an explanatory paragraph as to the company’s ability to continue as a going concern, with respect to our audits of the financial statements of Tevogen Bio Holdings Inc. (f/k/a Semper Paratus Acquisition Corporation) as of December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022, which appear in the Prospectus, which is part of this Registration Statement. We were dismissed as auditors on April 29, 2024 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the date of our dismissal. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Marcum llp

Marcum llp

Los Angeles, CA

July 23, 2024